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As filed with the Securities and Exchange Commission on June 2, 1997
                                         Registration No. 333-_______

                              FORM S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933

                            AIRGAS, INC.
       (Exact name of registrant as specified in its charter)

           Delaware                          56-0732648
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
incorporation or organization)

259 Radnor-Chester Road, Suite 100       Radnor      Pennsylvania 19087-5240
                   (Address of Principal Executive Offices)

           CARBONIC INDUSTRIES CORPORATION 1994 STOCK OPTION PLAN
                       (Full Title of the Plans)

                       TODD R. CRAUN, ESQUIRE
                            AIRGAS, INC.
                            Radnor Court
                 259 Radnor-Chester Road, Suite 100
                  Radnor, Pennsylvania 19087-5240
              (Name and address of agent for service)

                           (610) 687-5253
   (Telephone number, including area code, of agent for service)
                         __________________

                             Copies to:
                     NANCY D. WEISBERG, ESQUIRE
                     McCAUSLAND, KEEN & BUCKMAN
                            Radnor Court
                 259 Radnor-Chester Road, Suite 160
                  Radnor, Pennsylvania 19087-5240
                           (610) 341-1000

                   CALCULATION OF REGISTRATION FEE

                           Amount          Proposed          Amount of
Title of Securities        To be       Maximum Aggregate    Registration
 To be Registered        Registered    Offering Price (1)       Fee
__________________       ___________   __________________   ____________

 Common Stock, par
   value $.01 per share   196,571(2)      $1,028,066           $311
     ___________________
     (1) Estimated solely for the purpose of calculating the registration fee under Section 457(h) based upon the average exercise price of $5.23 per share.
     (2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Carbonic Industries Corporation 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.


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                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this registration statement:

          (a) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

          (b) The Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996.

          (c) The Company's current reports on Form 8-K dated April 5, 1996, May 7, 1996, June 28, 1996, July 11, 1996, July 31, 1996, August 5, 1996,
August 22, 1996, October 24, 1996, December 5, 1996, December 23, 1996,
January 24, 1997, February 5, 1997, March 18, 1997, April 14, 1997, April 21,
1997 and April 29, 1997.

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the Company's fiscal year ended March 31, 1996; and

          (e) The description of the Company's Common Stock contained in Item 1 of the Company's registration statement on Form 8-A filed under the 1934 Act on December 19, 1986.

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          As of May 22, 1997, certain attorneys with McCausland, Keen & Buckman, counsel for the Registrant, beneficially owned 50,985 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.

          The Registrant's Amended and Restated Certificate of Incorporation includes a provision limiting the liability of its directors and officers and its stockholders, to the maximum extent permitted by law, for money damages except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.



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          Section 145 of the General Corporation Law of the State of Delaware,
as amended (the "GCL"), provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with all of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.   Exemption From Registration Claimed.

          None.

Item 8.   Exhibits.

          * 4.1     Carbonic Industries Corporation 1994 Stock Option Plan.

          * 4.2 Form of Carbonic Industries Corporation ("CIC") Incentive Stock Option Agreement.

          * 5       Opinion of McCausland, Keen & Buckman.

          *24.1     Consent of McCausland, Keen & Buckman (included in Exhibit
                    5).

          *24.2 Consent of KPMG Peat Marwick LLP (included in Part II of the Registration Statement).

          *25 Power of Attorney (see signature page in Part II of the Registration Statement).

          *    Filed herewith.

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;





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               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.







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          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on the 2nd day of June, 1997.

                         AIRGAS, INC.

                         By: /S/Peter McCausland
                             ________________________________
                             Peter McCausland
                             Chairman of the Board and Chief Executive Officer


                         By: /S/Thomas C. Deas, Jr.
                             ________________________________
                             Thomas C. Deas, Jr.
                             Vice President-Finance & Chief Financial Officer (Principal Financial Officer)



                         By: /S/Jeffrey P. Cornwell
                             _________________________________
                             Jeffrey P. Cornwell
                             Assistant Vice President and Corporate Controller (Principal Accounting Officer)


                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland and Todd R. Craun, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.















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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

       Signature                      Title                     Date
       _________                      _____                     _____


/S/W. Thacher Brown
_______________________
W. Thacher Brown                    Director                  June 2, 1997




_______________________
Frank B. Foster, III                Director




/S/Dr. Robert E. Naylor
_______________________
Dr. Robert E. Naylor                Director                  June 2, 1997



/S/Robert L. Yohe
_______________________
Robert L. Yohe                      Director                  June 2, 1997



/S/John A. H. Shober
_______________________
John A. H. Shober                   Director                  June 2, 1997



/S/Merril L. Stott
_______________________
Merril L. Stott                     Director                  June 2, 1997



/S/Erroll C. Sult
_______________________
Erroll C. Sult                      Director                  June 2, 1997



/S/Argeris N. Karabelas
_______________________
Argeris N. Karabelas                Director                  June 2, 1997

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